Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-218876) on Form S-3 of FB Financial Corporation of our report dated March 31, 2017, relating to the consolidated financial statements of FB Financial Corporation and subsidiaries, appearing in the Annual Report on Form 10-K of FB Financial Corporation for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Jacksonville, Florida
November 7, 2017